                                                                   EXHIBIT 10.59

                          STRATEGIC ALLIANCE AGREEMENT

      This Strategic Alliance Agreement ("Agreement") is entered into as of the ___ day of October, 2001 (the "Effective Date"), between Fidelity National Information Solutions, Inc. ("Fidelity"), with offices at 4050 Calle Real, Santa Barbara, California 93110, and LexisNexis, a division of Reed Elsevier, Inc. ("LexisNexis"), with offices at 9443 Springboro Pike, Miamisburg, Ohio 45342.

      WHEREAS, LexisNexis has developed and continues to develop a national real estate data base;

      WHEREAS, Fidelity also has access to real estate records and is able to procure such records on a cost effective basis for inclusion in the national real estate data base developed by LexisNexis;

      WHEREAS, Fidelity and LexisNexis each wish to contribute certain tangible and intangible assets, and otherwise work together in good faith, to enhance, manage, update, market, sell and jointly own the national real estate data base developed by LexisNexis;

      WHEREAS, LexisNexis has succeeded to the rights and obligations of Mead Data Central, Inc. under the Data Conversion Agreement with IDM Manila for the fabrication and processing of data;

      WHEREAS, LexisNexis entered into the Programming and Support Agreement with IDM Manila;

      WHEREAS, LexisNexis entered into the Data License Agreement with IDM US, whereby LexisNexis granted IDM US a non-exclusive license to distribute its national real estate data base on a limited basis;

      WHEREAS, LexisNexis also entered into the Brokerage Agreement with IDM US to retain IDM US to identify and solicit prospective bulk license customers for the national real estate data base developed by LexisNexis; and

      WHEREAS, in order to accomplish the objectives of Fidelity and LexisNexis with respect to the national real estate data base, the parties will amend the existing agreements between LexisNexis and IDM Manila and IDM US in accordance with this Agreement.

      Accordingly, in consideration of the mutual agreements hereinafter set forth, Fidelity and LexisNexis agree as follows:


CONFIDENTIAL                         Page 1

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      1. DEFINITIONS.

      In this Agreement, capitalized terms shall have the meanings specified or referred to in Exhibit A hereto and such meanings shall be equally applicable to both the singular and plural forms.

      2. STRATEGIC ALLIANCE.

      Fidelity and LexisNexis agree to work together in good faith to enhance, manage, update, market, sell and jointly own the national real estate data base developed by LexisNexis (the parties' collaborative effort is sometimes referred to herein as the "Strategic Alliance"). The data base which is the subject of the Strategic Alliance is referred to herein as the "Master Data Base" and shall be comprised of the Core Data Elements.

      3. FIDELITY EQUITY CONTRIBUTION.

      In consideration of the agreements made by LexisNexis herein, Fidelity or its designee shall pay LexisNexis (in addition to the other amounts specified in this Agreement) the sum of $4,500,000 (the "Equity Contribution"), payable in the following five installments: (a) $300,000 upon the execution and delivery of this Agreement, (b) $600,000 upon the first anniversary of the Effective Date,
(c) $900,000 upon the second anniversary of the Effective Date, (d) $1,200,000 upon the third anniversary of the Effective Date; and (e) $1,500,000 upon the fourth anniversary of the Effective Date. Fidelity may, in its sole discretion, accelerate the payment of the Equity Contribution.

      4. POST EXECUTION AMENDMENTS TO IDM AGREEMENTS.

      Promptly after the Effective Date, LexisNexis and Fidelity shall enter into the following agreements: (a) an agreement with IDM US to amend the license fee provisions of the Data License Agreement such that IDM US shall be obligated to pay $354,000 on or before July 1, 2002 (which amount has been prepaid by IDM US prior to the execution of this Agreement) and $354,000 on or before July 1, 2003, with no obligation by IDM US to pay license fees thereafter through December 31, 2005, and (b) an agreement with IDM US to amend the Brokerage Agreement to provide for (i) the allocation of revenues from Bulk Licenses in accordance with Section 14.3 below, (ii) the elimination of any adjustments to commissions paid IDM US based on certain Bulk License revenue targets, (iii) the conclusion of the term of the Brokerage Agreement on the later of December 31, 2005 (the current conclusion of the term under the Brokerage Agreement) or the termination of this Agreement, and (iv) commencing on the third anniversary of this Agreement, LexisNexis and Fidelity shall each be responsible on an equal basis for all liabilities arising under all Bulk Licenses, other than liabilities arising from intentional misconduct. In addition, LexisNexis and Fidelity shall, to the extent necessary, use their best efforts to enter into agreements with IDM Manila to amend the Data Conversion

Agreement and the Programming and Support Agreement to accommodate Fidelity's rights under this Agreement. The amendments identified in the preceding sentence are collectively referred to as the "IDM Amendments". Notwithstanding anything to the contrary above, the IDM Amendments shall be binding between the parties during the term of this Agreement, including the period between the Effective Date and the execution and delivery of the IDM Amendments.

      5. COMPOSITION OF MASTER DATA BASE AND COPIES THEREOF.

            5.1 COMPOSITION OF MASTER DATA BASE. The Master Data Base initially will be comprised of the Existing Core Record Data Elements. The parties may also mutually agree from time to time to fabricate and incorporate Additional Core Record Data Elements or Supplemental Core Record Data Elements into the Master Data Base. LexisNexis represents and warrants that it has procured the Existing Core Records which are identified in Exhibit B from public and other third party sources (the "LexisNexis Sources") for the Existing Counties and further represents and warrants, subject to Section 20.3 below, that it has engaged IDM Manila to fabricate the Existing Core Record Data Elements into the Master Data Base as of the Effective Date.

            5.2 COPIES OF MASTER DATA BASE. Within three (3) days after the Effective Date, LexisNexis shall deliver to Fidelity a complete copy of the Master Data Base as it exists on the Effective Date. Following the Effective Date and continuing through the Vesting Date, LexisNexis shall (i) fabricate the Core Data Elements related to each Existing, In-Process and Expansion County as well as all Updates to the same, in a timely manner consistent with LexisNexis' past practices, and (ii) deliver to Fidelity such Core Data Elements promptly after fabrication is completed. Following the Vesting Date, the parties shall be jointly responsible for the fabrication and delivery of the Core Data Elements. At all times during the term of this Agreement, Fidelity and its Affiliates, and LexisNexis and its Affiliates, shall each maintain copies of the Master Data Base on their respective servers and may use the Master Data Base for any lawful purpose subject to the terms, conditions and restrictions set forth in this Agreement.

      6. OWNERSHIP OF MASTER DATA BASE AND LICENSE TO FIDELITY.

            6.1 PRIOR TO VESTING DATE. At all times prior to the Vesting Date, the Master Data Base shall be owned solely by LexisNexis; provided, however, that during the period commencing on the Effective Date and expiring on the Vesting Date or on the earlier termination of this Agreement (and in the event of such early termination, subject to Fidelity's right to extend the license term in accordance with Section 16.2.3 below), LexisNexis hereby grants Fidelity and its Affiliates a license to use the Master Data Base for any lawful purpose, subject to Sections 9 and 14.2 below and the other terms and conditions of this Agreement. In this regard, Fidelity and LexisNexis, and their respective Affiliates, shall each be entitled to create and sell Derivative Products, and to sub-license the Master Data Base or any portion thereof, in each case subject to the terms and conditions of this Agreement. The license granted by LexisNexis to Fidelity and its Affiliates pursuant to this Section 6.1 shall be effective immediately upon the Effective Date without any further action by the parties.

            6.2 ON AND AFTER VESTING DATE. On and after the Vesting Date, the Master Data Base shall become a joint work of LexisNexis and Fidelity and they shall each own an undivided 50 percent ownership interest in the entire Master Data Base and any portion thereof. The transfer of the undivided 50 percent ownership interest to Fidelity contemplated by this Section 6.2 shall take effect automatically on the Vesting Date without further action by the parties, and their relationship thereafter with respect to the Master Data Base shall be that of joint owners. As co-owners of the Master Data Base after the Vesting Date, Fidelity and LexisNexis, and their respective Affiliates, shall each be entitled to continue to maintain separate copies of the Master Data Base, to use the Master Data Base for any lawful purpose, to create Derivative Products and to license the Master Data Base or any portion thereof, in each case subject to the terms and conditions of this Agreement.

      7. CREATION AND OWNERSHIP OF NON-CORE RECORDS AND NON-CORE DATA ELEMENTS.

            7.1 NON-CORE RECORDS AND NON-CORE DATA ELEMENTS. Fidelity and LexisNexis may each, independently of each other and the Strategic Alliance, and either alone or in conjunction with third persons or entities, (i) procure Non-Core Records, and/or (ii) fabricate Non-Core Data Elements. All such Non-Core Records and/or Non-Core Data Elements shall be maintained by the procuring party separate and apart from the Master Data Base. Fidelity and LexisNexis acknowledge that either party may use IDM Manila to fabricate the Non-Core Records and/or Non-Core Data Elements; provided, however, that such use of IDM Manila does not delay, disrupt or negatively impact the fabrication of the Master Data Base in accordance with the Data Conversion Agreement and the Programming and Support Agreement. The party that has procured, fabricated and paid for the Non-Core Records and/or Non-Core Data Elements shall, as between the parties, own such Non-Core Records and Non-Core Data Elements exclusively, and such Non-Core Records and Non-Core Data Elements shall not be part of the Strategic Alliance; provided, however, that products or services derived from Non-Core Records and/or Non-Core Data Elements that in any way utilize all or any portion of the Master Data Base shall be deemed a Derivative Product and subject to the provisions of this Agreement. Further, the party that created and owns the Non-Core Records and Non-Core Data Elements shall, as between the parties, be solely responsible for maintaining and Updating such Non-Core Records and Non-Core Data Elements.

      8. CREATION AND OWNERSHIP OF DERIVATIVE PRODUCTS.

      Subject to Section 9 below and the other applicable terms and conditions of this Agreement, Fidelity and LexisNexis may each create and sell Derivative Products. The party that has created the Derivative Product, as between the parties, owns such Derivative Product exclusively. Further, the party that created and owns the Derivative Product shall, as between the parties, be solely responsible for maintaining such Derivative Product.

      9. EXCLUSIVITY.

      Fidelity and LexisNexis acknowledge and agree that key objectives of the Strategic Alliance are to create and enhance a national real estate data base which each party may use for its own business purposes and to enable each party to compete more effectively in its respective historical core markets through efficiencies and costs savings to be achieved through their collaborative efforts. The parties make the agreements set forth in this Section 9 in furtherance of these objectives. For purposes of this Section 9, the parties acknowledge that (a) LexisNexis has created and intends to create Derivative Products utilizing the applications identified in Exhibit C hereto (the "LexisNexis Core Applications") and markets and intends to market such Derivative Products to the users and/or the markets identified on Exhibit C hereto (the "LexisNexis Core Users/Markets"), and (b) that Fidelity has created and intends to create Derivative Products for use in connection with and/or the facilitation of a real estate transaction (the "Fidelity Core Applications") and markets and intends to market such Derivative Products to any person or entity involved in a real estate transaction (the "Fidelity Core Users/Markets").

            9.1 CREATION OF COMPETITIVE DATA BASE. Fidelity and LexisNexis each agree that they will not, either directly or through an Affiliate, create a national real estate data base which directly or indirectly competes with, or is designed to compete with, the Master Data Base. Notwithstanding anything to the contrary in the preceding sentence, (a) each party will have the right to procure and fabricate Non-Core Records and/or Non-Core Data Elements subject to the terms and conditions of this Agreement; and (b) any existing data base in which either party has an interest; including without limitation, (i) the title plant data and data bases in which Fidelity or its Affiliates have an interest, and the expansion of such data bases, and (ii) the extensive data bases and/or information sources that comprise the totality of the LexisNexis data warehouse, shall be excluded from the provisions of this Section 9 and the other provisions of this Agreement.

            9.2 MARKETING DERIVATIVE PRODUCTS. Fidelity agrees that it will not directly or indirectly market, license or sell any Derivative Product that is substantially similar to the LexisNexis Core Applications to the LexisNexis Core Users/Markets; provided, however, that Fidelity may market, license and sell any

Derivative Product that is a Fidelity Core Application to the LexisNexis Core Users/Markets. LexisNexis agrees that it will not directly or indirectly market, license or sell any Derivative Product that is substantially similar to the Fidelity Core Applications to the Fidelity Core Users/Markets; provided, however, that LexisNexis may market, license and sell any Derivative Product that is a LexisNexis Core Application to the Fidelity Core Users/Markets. Except as expressly qualified in this Section 9, neither party shall be restricted from marketing and selling Derivative Products to any person or entity, user or market that is not a LexisNexis Core User/Market or a Fidelity Core User/Market. In addition, any product derived by a party solely from Non-Core Records and/or Non-Core Data Elements, and therefore not a Derivative Product, shall not be subject to the restrictions set forth in this Section 9. Neither party will, either directly or through an Affiliate, market, license or sell the Master Data Base or any Derivative Product to a third party for the purpose of circumventing the provisions of Sections 9.1 or 9.2.

      10. EXPANSION AND UPDATING OF MASTER DATA BASE.

            10.1 IDM MANILA SERVICES. LexisNexis is utilizing and will continue to utilize IDM Manila in accordance with the Data Conversion Agreement and the Programming and Support Agreement to fabricate Core Data Elements for the expansion and updating of the Master Data Base. If, prior to the Vesting Date, the Data Conversion Agreement and/or the Programming and Support Agreement expire (and are not renewed) or are terminated in accordance with their respective terms, LexisNexis and Fidelity shall, in good faith, cooperate with each other and use best efforts to identify and retain a qualified provider to perform fabrication services for the Master Data Base; provided, however, that LexisNexis shall make the final determination to enter into any contract with any new fabrication service provider for the period prior to the Vesting Date. Following the Vesting Date, any change in the fabrication service provider shall be subject to the mutual agreement of Fidelity and LexisNexis.

            10.2 IN-PROCESS EXPANSION OF MASTER DATA BASE. LexisNexis represents and warrants that it is in the process of procuring Core Records from LexisNexis Sources and/or fabricating the Core Data Elements with IDM Manila for the In-Process Counties and that LexisNexis intends to complete the fabrication of such Core Data Elements using commercially reasonable efforts and consistent with its past practice.

            10.3 FUTURE EXPANSION OF MASTER DATA BASE. Fidelity and LexisNexis agree to work together to procure Core Records for the Initial Expansion Counties during the first year of this Agreement and further agree that they will utilize IDM Manila to fabricate the Core Data Elements for inclusion in the Master Data Base within such time periods as are consistent with past practices, or such other time periods mutually agreed upon by the parties. In addition, Fidelity and

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LexisNexis agree that at the commencement of 2002, they will work together to select Additional Expansion Counties from Exhibit D for inclusion in the Master Data Base, taking into consideration both data availability and Procurement Costs. The parties further agree that at the commencement of each contract year during the term of this Agreement after 2002 (or at such other time mutually agreed to by the parties), they will work together to select Additional Expansion Counties for inclusion in the Master Data Base. For contract years commencing in 2003 and thereafter, the parties may identify Additional Expansion Counties from Exhibit D or from other sources for inclusion in the Master Data Base, taking into consideration data availability and Procurement Costs. Promptly after the parties agree to include such Additional Expansion Counties in the Master Data Base, such counties shall be listed in Exhibit D-1 to this Agreement."

            10.4 UPDATES. Fidelity and LexisNexis agree to work together to update the Core Data Elements for the Core Records in each county maintained in the Master Data Base (whether an Existing County, an In-Process County or an Expansion County). Prior to the Vesting Date, (a) the Core Data Elements relating to the Core Records shall be updated by LexisNexis using commercially reasonable efforts and consistent with its past practice, unless otherwise mutually agreed, and (b) LexisNexis shall deliver to Fidelity Updates to the Master Data Base promptly after they become available. Following the Vesting Date, the parties shall work together in good faith to Update the Master Data Base consistent with past practices or in such other manner mutually agreed to by the parties.

      11. ALLOCATION OF COSTS AND EXPENSES PRIOR TO THE VESTING DATE. Prior to the Vesting Date, the parties' respective obligations with respect to the costs and expenses associated with the Master Data Base shall be as follows:

            11.1 EXISTING COUNTIES -- PROCUREMENT COSTS. With respect to any Updates for any Existing County, Fidelity shall, promptly after receipt of LexisNexis' request, notify LexisNexis of Fidelity's Procurement Costs necessary to make such Updates from public, third party or inter-company sources ("Fidelity Sources") for inclusion in the Master Data Base. LexisNexis shall use reasonable commercial efforts to procure such Core Records from LexisNexis Sources or Fidelity Sources, or a combination thereof, in its sole discretion. LexisNexis shall be responsible for costs incurred to procure Updates for Existing Counties. Exhibit E hereto identifies LexisNexis' current Procurement Costs and Fabrication Costs.

            11.2 IN-PROCESS COUNTIES -- PROCUREMENT COSTS. With respect to (i) the initial inclusion of each In-Process County in the Master Data Base, to the extent LexisNexis has not already procured the Core Records for such county, or
(ii) any Update for each In-Process County, Fidelity shall, promptly after receipt of LexisNexis' request, notify LexisNexis of Fidelity's cost to procure the Core Records necessary to make such inclusion of the Core Records or Updates from the Fidelity Sources. LexisNexis shall use reasonable commercial efforts to procure such Core

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Records from LexisNexis Sources or Fidelity Sources, or a combination thereof, as appropriate to reduce Procurement Costs. LexisNexis shall be responsible for Procurement Costs incurred for Core Records and Updates for the In-Process Counties.

            11.3 EXPANSION COUNTIES -- PROCUREMENT COSTS. With respect to the initial inclusion of each Expansion County in the Master Data Base or any subsequent Update of for the Expansion Counties, LexisNexis shall pay the Procurement Costs incurred for the Core Records from Fidelity Sources, LexisNexis Sources, or a combination thereof, as appropriate to reduce Procurement Costs, and Fidelity shall reimburse LexisNexis 50 percent of such Procurement Costs.

            11.4 EXISTING AND IN-PROCESS COUNTIES -- FABRICATION COSTS. With respect to each Existing County and each In-Process County, LexisNexis shall be responsible for the Fabrication Costs, including Fabrication Costs relating to each Update for such county.

            11.5 EXPANSION COUNTIES -- FABRICATION COSTS. With respect to each Expansion County, LexisNexis shall be responsible for the Fabrication Costs and Fidelity shall reimburse LexisNexis 50 percent of such Fabrication Costs.

            11.6 ALLOCATION OF OPERATIONAL OVERHEAD EXPENSES PRIOR TO THE VESTING DATE. Prior to the Vesting Date, LexisNexis shall be responsible for the LexisNexis Overhead Expenses and Fidelity shall be responsible for the Fidelity Overhead Expenses. Notwithstanding the preceding sentence, Fidelity and LexisNexis shall cooperate in good faith to review and mutually pre-approve any pre-Vesting Date increases to the Fidelity Overhead Expenses or the LexisNexis Overhead Expenses that directly result from the addition of Expansion Counties to the Master Data Base. The parties shall each pay 50 percent of any such pre-approved increases to the Fidelity Overhead Expenses or the LexisNexis Overhead Expenses.

      12. ALLOCATION OF COSTS AND EXPENSES FOLLOWING THE VESTING DATE.

      Following the Vesting Date and continuing through the termination of this Agreement, Fidelity and LexisNexis shall each pay 50 percent of (i) all Procurement Costs for the Core Records, (ii) all Fabrication Costs for the Core Data Elements; and (iii) all Combined Overhead Expenses for the Master Data Base whether incurred in connection with Existing Counties, In-Process Counties, or Expansion Counties and whether related to the initial inclusion of a county in the Master Data Base or with respect to an Update; provided, however, that any increase in the Combined Overhead Expenses that is not an Anticipated Overhead Adjustment must be mutually reviewed and approved by both parties prior to the incurrence of such increased expense.

      13. BUDGET/COST REIMBURSEMENT PROCEDURES/GOOD FAITH EFFORTS.

            13.1 BUDGET. LexisNexis and Fidelity shall confer in person or via telephone at least two weeks prior to each December 31 and June 30 during the term of this Agreement or, if the parties so agree, once a year at the beginning of each calendar year, to agree upon and prepare a budget (the Budget") on an accrual basis for the upcoming six-month period or one-year period if the parties have agreed to meet once per year. The Budget shall address Procurement Costs, Fabrication Costs, LexisNexis Overhead Expenses and Fidelity Overhead Expenses which are to be paid or reimbursed in part by the other party. The Budget as agreed upon by the parties shall be set forth in writing prior to the upcoming six-month or one-year period, as the case may be, and may be modified from time to time by mutual agreement of the parties. LexisNexis and Fidelity will each use reasonable commercial efforts to operate within the Budget. In the event that any Budget item exceeds or is expected to exceed the amount allotted for such item in the Budget by an amount of $10,000 or more during the period covered by the Budget, or if new expense items in the aggregate amount of $10,000 or more arise during the period covered by the Budget, the party that is responsible for such Budget item shall promptly notify the other party and the parties shall discuss such item(s) and use good faith efforts to agree on the necessity and amount of such expenditure.

            13.2 COST REIMBURSEMENT. Each party that has incurred Procurement Costs, Fabrication Costs or a portion of the Combined Overhead Expenses in accordance with this Agreement and the Budget prepared in accordance with
Section 13.1 (the "Paying Party") shall prepare a monthly statement which identifies such costs in reasonable detail and shall submit such statement to the other party, which shall then pay its 50 percent share of the costs identified in the statement to the Paying Party within thirty (30) days after it receives such statement. The parties shall work together in good faith to resolve any objections to the written statement of costs. Notwithstanding anything to the contrary contained herein, Fidelity and LexisNexis shall work together in good faith to improve efficiencies and reduce costs with respect to each party's operations that are mutually beneficial and necessary for (a) maintaining, updating and expanding the Master Data Base, and (b) maximizing Bulk License profitability.

      14. BULK LICENSING OF MASTER DATA BASE.

            14.1 IDM US SERVICES. During the term of this Agreement, any solicitation and issuance of a Bulk License by either LexisNexis or Fidelity shall be performed exclusively by IDM US in accordance with the Brokerage Agreement as amended, subject to Section 14.3 below. In the event the Brokerage Agreement expires or is terminated in accordance with its terms, the parties shall appoint a new representative to replace IDM US who shall be acceptable to both parties in their reasonable discretion.

            14.2 APPROVAL OF BULK LICENSING TERMS AND LIMITED RESTRICTIONS ON BULK LICENSING. Throughout the term of this Agreement, the parties agree to work in good faith to ensure that the best business interests of each party and of the Strategic Alliance are considered prior to entering into any new Bulk Licensing agreements for the Master Data Base. Subject to the restrictions set forth in this Section 14.2, prior to the Vesting Date, LexisNexis shall (a) in its reasonable discretion, approve or disapprove the terms of any new Bulk Licensing agreements for the Master Data Base, provided that such approval shall not be unreasonably withheld or delayed, and (b) use best efforts to enforce the terms and conditions of all Bulk License Agreements. Following the Vesting Date, Fidelity and LexisNexis shall (a) jointly approve the terms of any new Bulk Licensing agreement for the Master Data Base, provided that such approval shall not be unreasonably withheld or delayed by either party, and (b) use their respective best efforts to enforce the terms and conditions of all Bulk License agreements. Notwithstanding anything contained herein to the contrary, neither party shall, without the written consent of the other party, Bulk License the Master Data Base to any of the entities specified in Exhibit H to this Agreement or to any of such entities' Affiliates or successors in interest or their respective successors in interest. Prior to the Vesting Date, LexisNexis may add other entities to Exhibit H in its sole discretion, subject only to its good faith obligation set forth in the first sentence of this Section 14.2. After the Vesting Date, either LexisNexis or Fidelity may from time to time add additional entities to Exhibit H, subject to the approval of the other party, which approval shall not be unreasonably withheld or delayed.

            14.3 ALLOCATION OF BULK LICENSING REVENUES AND EXPENSES. During the Initial Term:

                  14.3.1 EXISTING BULK LICENSE CUSTOMERS. All Revenues generated from Bulk License agreements with respect to the Master Data Base with Existing Customers that are in effect as of the Effective Date, including any revenues generated from any renewals of such Bulk License agreements, shall, at all times, continue to be allocated 70 percent to LexisNexis and 30 percent to IDM US (or its successors).

                  14.3.2 NEW BULK LICENSE CUSTOMERS. All Revenues generated prior to the Vesting Date from New Customers shall be allocated (a) 70 percent to LexisNexis and 30 percent to IDM US (or its successors) for the portion of the term of such Bulk License which is in effect during the first year of the Initial Term, (b) 60 percent to LexisNexis and 40 percent to IDM US (or its successors) for the portion of the term of such Bulk License which is in effect during the second and third years of the Initial Term, and (c) 50 percent to LexisNexis and 50 percent to IDM US (or its successors) for the portion of the term of such Bulk License which is in effect during the fourth year of the Initial Term.

                  14.3.3 ALLOCATION OF BULK LICENSE REVENUE AFTER THE VESTING DATE. All Revenues generated on or after the Vesting Date from Bulk License agreements with Existing Customers or renewals thereof shall continue to be allocated 70 percent to LexisNexis and 30 percent to IDM US (or its successors). All revenues generated on or after the Vesting Date from Bulk License agreements with New Customers or renewals thereof shall be allocated 50 percent to LexisNexis and 50 percent to IDM US (or its successors).

                  14.3.4 DERIVATIVE PRODUCTS EXCLUDED. For purposes of clarification, Fidelity and LexisNexis acknowledge and agree that a sale by either party of Derivative Products shall not be deemed a Bulk License and shall be excluded from the Bulk License revenue sharing provisions set forth in this Section 14.

                  14.3.5 REPORTS AND DISBURSEMENTS FOR BULK LICENSE REVENUE. The parties shall prepare and furnish reports of Bulk License Revenues and allocate such Revenues in accordance with past practices and the Brokerage Agreement.

            14.4 LICENSES OF NON-CORE RECORDS AND NON-CORE DATA ELEMENTS. Each party may license the Non-Core Records and/or Non-Core Data Elements which it owns separately from the Master Data Base. Licenses of Non-Core Records and/or Non-Core Data Elements may be made to the same customers that obtain Bulk Licenses for the Master Data Base or to other customers, provided that such licenses shall be made pursuant to a separate agreement which shall specify separate price terms and other terms as appropriate.

      15. APPOINTMENT OF COMPANY REPRESENTATIVES.

      LexisNexis and Fidelity shall each appoint one individual to act as its representative in connection with the development, storage, security, use and other matters related to the Master Data Base and the Bulk License process ("Company Representative"). Each party's Company Representative will be authorized to act for and on behalf of the party which he or she represents in day-to-day matters arising in connection with this Agreement and the Strategic Alliance and, upon reasonable request by the other party, will arrange for such other party to have access to qualified personnel for such matters. In addition, such individuals will be charged with, among other things, overseeing compliance with this Agreement and ensuring the overall success of the Strategic Alliance, protecting and preserving the rights and interests of the respective parties to this Agreement, adding Core Records and Core Data Elements to the Master Data Base, prioritizing Expansion Counties, ensuring that Procurement Costs and Fabrication Costs are minimized, improving efficiencies and reducing costs with respect to each party's operations that are mutually beneficial and necessary in maintaining, updating and expanding the Master Data Base, maintaining good relations with IDM US and IDM Manila and acting in the utmost good faith, including in connection with any dispute that may arise between the parties.

      16. TERM AND TERMINATION.

            16.1 INITIAL TERM. The initial term of this Agreement will be for a period of ten (10) years ("Initial Term"). The Initial Term will automatically renew for additional successive periods of three (3) years each, unless either party provides the other party with written notice of its intent not to renew this Agreement within twelve (12) months prior to the expiration of the Initial Term or any renewal term, as the case may be. The Initial Term or any renewal thereof will be subject to prior termination as provided in this Section 16.

            16.2 TERMINATION PRIOR TO VESTING DATE.

                  16.2.1 At any time during the first two years after the Effective Date, Fidelity may terminate this Agreement for any reason. Further, at any time prior to the Vesting Date, either party may terminate this Agreement in the event (a) of the other party's bankruptcy or insolvency, or (b) in the event the other party is in material breach of this Agreement and such breach is not cured within a reasonable period of time after the breaching party's receipt of notice of the breach from the non-breaching party. Any notice of breach given under this Section 16 shall describe the breach in sufficient detail to permit the party receiving such notice a reasonable opportunity to cure the breach.

                  16.2.2 In the event of any termination by Fidelity pursuant to the first sentence of Section 16.2.1 or by LexisNexis pursuant to the second sentence of Section 16.2.1, (i) Fidelity shall forfeit all monies paid to LexisNexis, including all installments of the Equity Contribution paid to LexisNexis prior to the date of termination, (ii) the license granted to Fidelity hereunder shall immediately terminate, (iii) any changes in the allocation of Bulk License revenue, including the allocations provided for in Section 14.3 above, shall terminate and such revenue allocation shall revert to a 70/30 split between LexisNexis and IDM US, respectively, (iv) all the IDM Amendments described in Section 4 above will terminate and the terms of all such amended agreements shall revert to the terms in existence immediately prior to the Effective Date,
      (v) LexisNexis will continue to own 100 percent of the Master Data Base, with the exception that Fidelity will, unless such termination is due to a breach by Fidelity, retain a 50 percent ownership interest in the Core Records and Core Data Elements from the Expansion Counties as of the date of termination, (vi) each party will continue to own any Non-Core Records and Non-Core Data Elements it has created under Section 7.1 above, (vii) LexisNexis will continue to own any Derivative

      Products it has created under Section 8 above, (viii) Fidelity will discontinue future licensing of Derivative Products it has created under
      Section 8 above, provided, however, that LexisNexis shall negotiate with Fidelity in good faith for the issuance of a license to Fidelity at market rates as required to support Fidelity's then existing use and licensing of its Derivative Products, and provided further that the determination as to whether to grant such a license shall be within LexisNexis' discretion, and (ix) each party will adhere to such other terms and conditions as the parties shall mutually agree, including with respect to good faith cooperation in unwinding their joint operations conducted under this Agreement.

                  16.2.3 In the event of a termination by Fidelity pursuant to the second sentence of Section 16.2.1, (i) the license granted to Fidelity hereunder shall continue in perpetuity for no additional consideration, unless such termination is pursuant to clause (a) of the second sentence of Section 16.2.1, in which case Fidelity (or its successor in interest) shall, in order to obtain such perpetual license, be obligated to pay LexisNexis (or its successor in interest) the payments set forth in
      Section 3 above in accordance with the schedule set forth therein, (ii) LexisNexis will continue to own 100 percent of the Master Data Base, with the exception that Fidelity will retain a 50 percent ownership interest in the Core Records and Core Data Elements from the Expansion Counties as of the date of termination, (iii) each party will continue to own any Non-Core Records, Non-Core Data Elements and Derivative Products it has created under Sections 7.1 and 8 above, respectively, (iv) each party will be responsible for all future procurement, fabrication and overhead costs related to expanding, enhancing, maintaining and operating its copies of the Master Data Base, (v) all Bulk License revenue sharing arrangements between Fidelity and LexisNexis under agreements with licensees in existence as of the date of termination shall survive such termination, and (vi) each party will adhere to such other terms and conditions as the parties shall mutually agree, including with respect to good faith cooperation in unwinding their joint operations conducted under this Agreement.

            16.3 TERMINATION FOLLOWING VESTING DATE. Following the Vesting Date either party may terminate this Agreement in the event of (a) the other party's bankruptcy or insolvency, or (b) in the event the other party materially breaches this Agreement and fails to cure such breach within a reasonable period of time after receipt of notice of breach from the other party. In the event of any termination under the preceding sentence, (i) each party will continue to own an undivided 50 percent ownership interest in the Master Data Base as of the date of termination with all rights of such ownership as set forth in Section
6.2 above, including the right to maintain its own copy of the Master Data Base,
(ii) each party will continue to own any Non-Core Records, Non-Core Data Elements and Derivative Products it has created under Sections 7.1 and 8 above, respectively, (iii) each party will be responsible for all future procurement, fabrication and overhead costs related to expanding, enhancing, maintaining and operating its copies of the Master Data Base, (iv) unless otherwise mutually agreed, both parties shall remain jointly obligated under any Bulk License agreements in effect as of the date of termination, (v) unless otherwise mutually agreed, all Bulk License revenue sharing arrangements between Fidelity and LexisNexis under agreements with licensees in existence as of the date of termination shall survive such termination, and (vi) each party will adhere to such other terms and conditions as the parties shall mutually agree, including with respect to good faith cooperation in unwinding their joint operations conducted under this Agreement. Notwithstanding anything contained in Section 16.3 or this Section 16.4, Section 17.5 below shall apply in the event a party elects to terminate this Agreement under Section 17 and Sections 16.3 and 16.4 shall have no application in such event.

            16.4 EXPIRATION AFTER NOTICE OF INTENT NOT TO RENEW. In the event either party shall have given notice of its intent not to renew this Agreement in accordance with Section 16.1, this Agreement shall expire on the last day of the Initial Term or the then current renewal term, as the case may be. After such expiration date, (a) each party will continue to own an undivided 50 percent ownership interest in the Master Data Base as of the date of expiration with all rights of such ownership as set forth in Section 6.2 above, including the right to maintain its own copy of the Master Data Base, (b) each party will continue to own any Non-Core Records, Non-Core Data Elements and Derivative Products it has created under Sections 7.1 and 8 above, respectively, (c) each party will be responsible for all future procurement, fabrication and overhead costs related to expanding, enhancing, maintaining and operating its copies of the Master Data Base, (d) unless otherwise mutually agreed, both parties shall remain jointly obligated under any Bulk License agreements in effect as of the date of termination, (e) unless otherwise mutually agreed, all Bulk License revenue sharing arrangements between Fidelity and LexisNexis under agreements with licensees in existence as of the date of termination shall survive such termination, and (f) each party will adhere to such other terms and conditions as the parties shall mutually agree, including with respect to good faith cooperation in unwinding their joint operations conducted under this Agreement.

            16.5 REMEDIES CUMULATIVE. Notwithstanding anything contained in this
Section 16 to the contrary, in the event of termination by either party based on the other party's breach, the non-breaching party shall be entitled to the rights and remedies set forth in this Section 16, as well as any other rights and remedies available to it by law or equity. The non-breaching party shall be entitled to recover the direct damages it has incurred as a result of the other party's breach through the end of the Initial Term or renewal term when the breach occurred, as the case may be. In no event shall either party be liable to the other party for special, incidental or consequential damages or for any indirect damages such as, but not limited to, lost profits or revenues or exemplary or punitive damages arising out of any claim, without regard to whether such damages were foreseeable or whether the breaching party had been advised of the possibility of such damages.

      17. TRANSFER OF INTEREST.

            17.1 CERTAIN PROHIBITED AND PERMITTED TRANSFERS.

                  17.1.1 PROHIBITED TRANSFER. Except in connection with a Permitted Transfer (as hereinafter defined), neither party shall transfer or assign any interest in the Master Data Base to any entity identified in Exhibit H hereto or to any Affiliate of or successor in interest to such entity or to their respective successors in interest without obtaining the prior written consent of the other party, which consent may be granted or withheld in such party's sole discretion.

                  17.1.2 PERMITTED TRANSFERS. Subject to the rights of the parties to terminate this Agreement as set forth in Section 17.3 below,
      (i) LexisNexis may transfer or assign its interest in the Master Data Base and this Agreement to a party that acquires all or substantially all of the assets of the LexisNexis division or Reed Elsevier, Inc. or to a party that acquires 51 percent or more of the voting control of LexisNexis or Reed Elsevier, Inc. as a result of a stock acquisition or merger and (ii) Fidelity may transfer or assign its interest in the Master Data Base and this Agreement to a party that acquires all or substantially all of its assets or a party that acquires 51 percent or more of the voting control of Fidelity as a result of a stock acquisition or merger (both (i) and (ii) referred to herein as a "Permitted Transfer"). The third party to which such Permitted Transfer is made shall assume in writing all of the transferring party's obligations hereunder.

                  17.1.3 ASSIGNMENTS TO AFFILIATES. Either party may assign its rights in the Master Data Base and rights and obligations under this Agreement without the consent of the other party to any of the assigning party's Affiliates provided such Affiliate shall assume in writing all of the assigning party's obligations hereunder.

            17.2 NOTICE OF INTENDED TRANSFER. In the event (i) LexisNexis wishes to transfer or assign at any time after the Effective Date its ownership interest in the Master Data Base, or (ii) Fidelity wishes to transfer or assign its ownership interest in the Master Data Base at any time after the Vesting Date, such party (the "Offering Party") shall first provide the other party (the "Non-Offering Party") with written notice of its intent to make such transfer or assignment. The preceding notice requirement shall apply to all intended transfers and assignments, including Permitted Transfers. The notice must name the proposed transferee, set forth the transferee's address, and, except in the case of a

Permitted Transfer, specify the price for the interest and the terms and conditions of such sale.

            17.3 OPTION TO PURCHASE OR TERMINATE. Except in the case of a Permitted Transfer, the Non-Offering Party shall have the option to either (i) purchase the Offering Party's interest in the Master Data Base in accordance with Section 17.4 below or (ii) terminate this Agreement in accordance with
Section 17.6 below. In the case of a Permitted Transfer, the Non-Offering Party shall have the option to terminate this Agreement in accordance with Section
17.6 below, but shall not have any option to purchase the Offering Party's interest in the Master Data Base. Notwithstanding anything contained herein to the contrary, the options set forth in this Section 17.3 shall not apply to any Non-Core Records and/or Non-Core Data Elements owned by a party and such party may transfer or assign such Non-Core Records and Non-Core Data Elements without restriction.

            17.4 PURCHASE AND SALE OF INTEREST. In the event the Non-Offering Party wishes to exercise its option to purchase the Offering Party's interest in the Master Data Base, the Non-Offering Party shall give written notice of that fact to the Offering Party within 30 days after receipt of the Offering Party's notice, and the Offering Party shall sell such interest on the terms and conditions and in the manner stated in the Offering Party's notice. The purchase price for such interest shall be the same price that the third party purchaser agrees to pay for the interest as stated in the Offering Party's notice; provided, however, that the purchase price may, at the Non-Offering Party's election, be paid by a down payment in cash of not less than twenty-five percent (25%) of the full purchase price at the time of the closing, with the balance of the purchase price to be represented by a promissory note bearing interest at the higher of nine percent (9%) per annum or the lowest rate per annum which, under the applicable provisions of the Internal Revenue Code, is sufficient to avoid the imposition, directly or indirectly, of imputed interest. The principal shall be payable in eighteen (18) equal monthly installments thereafter, with the first such monthly payment due thirty (30) days after the date of such down payment. Interest shall be paid monthly, with the first such monthly payment due thirty (30) days after the date of such down payment.

            17.5 INTEREST NOT PURCHASED AND AGREEMENT NOT TERMINATED. Except in the case of a Permitted Transfer, in the event the Non-Offering Party does not exercise its option to purchase the Offering Party's interest or its option to terminate this Agreement as set forth in Section 17.3, any interest in the Master Data Base not purchased by the Non-Offering Party, during the period of ninety (90) days beginning on the expiration of the option, may be sold to the person(s) and on the terms specified in the Offering Party's initial notice to the Non-Offering Party. Such acquiring person will receive and hold such interest subject to all of the provisions and restrictions contained in this Agreement. If not so sold, such interest shall remain subject to the restrictions set forth in this Agreement as if no notice of intention to sell had been given by the Offering Party.

            17.6 EXERCISE OF OPTION TO TERMINATE. In the event the Non-Offering Party wishes to exercise its option to terminate this Agreement as set forth in
Section 17.3 (including an option exercisable upon receipt of a notice of a Permitted Transfer), it shall give written notice of that fact to the Offering Party within 30 days after receipt of the Offering Party's notice and this Agreement shall terminate on the date which is ninety (90) days after the date of such written notice. In the event such termination date falls prior to the Vesting Date, (a) Fidelity shall forfeit all monies paid to LexisNexis, including all installments of the Equity Contribution paid to LexisNexis prior to the date of termination, (b) the license granted to Fidelity hereunder shall continue in perpetuity so long as Fidelity (or its successor in interest) pays LexisNexis (or its successor in interest) the payments set forth in Section 3 above in accordance with the schedule set forth in Section 3, (c) LexisNexis (or its successor in interest) will continue to own 100 percent of the Master Data Base, with the exception that Fidelity (or its successor in interest) will retain a 50 percent ownership interest in the Core Records and Core Data Elements from the Expansion Counties as of the date of termination, (d) each party (or its respective successor in interest) will continue to own any Non-Core Records, Non-Core Data Elements and Derivative Products it has created under Sections 7.1 and 8 above, respectively, (e) each party will be responsible for all future procurement, fabrication and overhead costs related to expanding, enhancing, maintaining and operating its copies of the Master Data Base, and (f) each party will adhere to such other terms and conditions as the parties shall mutually agree, including with respect to good faith cooperation in unwinding their joint operations conducted under this Agreement. In the event such termination date falls after the Vesting Date, each party (or its respective successor in interest) will (a) continue to own an undivided 50 percent ownership interest in the Master Data Base as of the date of termination with all rights of such ownership as set forth in Section 6.2 above, including the right to maintain its own copy of the Master Data Base, (b) continue to own any Non-Core Records, Non-Core Data Elements and Derivative Products it has created under Sections 7.1 and 8 above, respectively, (c) be responsible for all future procurement, fabrication and overhead costs related to expanding, enhancing, maintaining and operating its copies of the Master Data Base, and (d) adhere to such other terms and conditions as the parties shall mutually agree, including with respect to good faith cooperation in unwinding their joint operations conducted under this Agreement.

      18. RECORDING KEEPING, INSPECTION AND RESOLUTION OF PAYMENT DISPUTES.

            18.1 DUTY TO KEEP ACCOUNTS. Each party shall at all times keep and maintain an accurate account of all operations within the scope of this Agreement for a period of at least four (4) years after the date of such operations, including, without limitation, appropriate books of account and records sufficient to identify (i) all Procurement Costs, Fabrication Costs and Overhead Expenses incurred by such party and (ii) all revenues received by such party from Bulk Licensing of the Master Data Base.

            18.2 RIGHTS OF INSPECTION. At all times during this Agreement and for a period of one hundred and twenty (120) days after termination or expiration of this Agreement, each party shall make its books of account and records of operations within the scope of this Agreement available for inspection and copying by the other party or its agent or representative up to one time during each calendar quarter during the term of this Agreement. Such inspection and copying shall be conducted during normal business hours, upon not less than seventy-two (72) hours notice, and shall be conducted at the expense of the party making such inspection.

            18.3 RESOLUTION OF PAYMENT DISPUTES. In the event either party objects to the allocation and/or payment of Procurement Costs, Fabrication Costs, Overhead Expenses or licensing revenues, whether as a result of an inspection conducted pursuant to this Section 18 or otherwise, such party shall provide to the other party written notice of its objection in reasonable detail. The Company Representatives designated under Section 15 of this Agreement shall work together in good faith to resolve such objection. In the event the Company Representatives are unable to resolve such objection within thirty (30) days after the written notice of objection is received by the non-objecting party, they shall submit such dispute to a mutually acceptable accounting firm selected from the five largest accounting firms in the United States in terms of gross revenues (the "Accountant") within five (5) days following the expiration of such thirty (30) day period. The Accountant shall resolve all items in dispute within thirty (30) days after the dispute has been given to the Accountant to resolve. The decision of the Accountant shall be final and binding on the parties. In the event the Accountant determines pursuant to its final decision that a party owes a sum of money to the other party, the party that owes such sum shall pay it to the other party within five (5) days after the Accountant has rendered its final decision. In addition, the losing party in such determination shall pay all of the Accountant's fees and expenses.

      19. CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS.

            19.1 CONFIDENTIAL NATURE OF INFORMATION. Fidelity and LexisNexis acknowledge and agree that they will each receive and have access to certain sensitive and confidential information of the other party including, without limitation, operational and financial information concerning the procurement, processing and fabrication of the Core Records and Core Data Elements; licensing terms; data processing methods; marketing; sales and customer information; finances; business plans and personnel information (collectively, "Confidential Information"). Without limiting the generality of the preceding sentence, Confidential Information includes the terms of, and any exhibits, schedules and amendments to, this Agreement. Each party agrees that at all times during and after the Initial Term and any renewal term of this Agreement, it will treat in confidence all Confidential Information which it shall obtain regarding the other party. Further, each party agrees that it shall use all Confidential Information solely as required in connection with the Strategic Alliance and the performance of its obligations under this Agreement and in no other manner. The parties' obligations with respect to confidential treatment of information shall apply to Confidential Information obtained during the Initial Term and any renewal term of this Agreement and during the course of the negotiations leading to the consummation of the transactions contemplated hereby and the preparation of this Agreement. The obligation of each party to hold Confidential Information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than the disclosing party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents or (iii) is required to be disclosed under applicable law, judicial process or rule of any national securities exchange, but only to the extent it must be disclosed.

            19.2 NO PUBLIC ANNOUNCEMENT. Fidelity and LexisNexis shall not (and each shall use reasonable efforts to ensure that its respective subsidiaries, officers, employees, agents and representatives do not), without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement or the Strategic Alliance, except as and to the extent that such party shall be so obligated by law or the applicable rules of any stock exchange, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary by either party or its Affiliates to comply with accounting disclosure obligations imposed by the applicable rules of any stock exchange. Notwithstanding anything to the contrary above, the parties shall use their best efforts to prepare and release a mutually acceptable public announcement concerning the Strategic Alliance promptly following the execution of this Agreement.

      20. REPRESENTATIONS AND WARRANTIES.

            20.1 LEXISNEXIS REPRESENTATIONS AND WARRANTIES. As an inducement to Fidelity to enter into this Agreement and consummate the transactions contemplated hereby, LexisNexis represents and warrants to Fidelity as follows:

                  20.1.1 it has the power and authority to enter into this Agreement;

                  20.1.2 the execution, delivery and performance by LexisNexis of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a violation of or under

      (with or without the giving of notice or the lapse of time or both) any contract, agreement or other instrument applicable to LexisNexis, or any of its properties or assets,

                  20.1.3 to the best of its knowledge, no action, suit, investigation or proceeding has been instituted or threatened by any government body or any other person to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby,

                  20.1.4 it owns the Master Data Base and has all necessary rights and licenses to grant the license granted to Fidelity hereunder and to sell to Fidelity a 50 percent undivided ownership interest in the Master Data Base in accordance with this Agreement; provided, however, that it makes no representation or warranty about its right to sell that portion of the Master Data Base comprised of Core Records procured from Fidelity Sources; and

                  20.1.5 to the best of its knowledge, the Master Data Base as of the Effective Date does not infringe any copyright, trade name, trademark, trade secret or other proprietary right.

            20.2 FIDELITY REPRESENTATIONS AND WARRANTIES. As an inducement to LexisNexis to enter into this Agreement and consummate the transactions contemplated hereby, Fidelity represents and warrants to LexisNexis as follows:

                  20.2.1 it has the power and authority to enter into this Agreement;

                  20.2.2 the execution, delivery and performance by Fidelity of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a violation of or under (with or without the giving of notice or the lapse of time or both) any contract, agreement or other instrument applicable to Fidelity, or any of its properties or assets, and

                  20.2.3 to the best of its knowledge, no action, suit, investigation or proceeding has been instituted or threatened by any government body or any other person to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

            20.3 WARRANTIES CONCERNING ACCURACY OF DATA. Neither party will be responsible for inaccuracies contained in the records of a county from which Core Records are gathered. The parties acknowledge that the Core Data Elements created by LexisNexis for the Master Data Base were prepared (and will continue to be prepared unless otherwise agreed by the parties) to convert tax assessment and deed transfer records into a standardized format and due to the fact that availability, completeness and format of data elements varies from county to county, there can be no assurance that each of the Core Date Elements in the Master Data Base format contains data or is 100 percent complete.

            20.4 LIMITATION OF WARRANTIES. Except as provided in this Section 20, neither party makes any warranties of any kind, express or implied, and all other warranties are expressly excluded, including, without limitation, all warranties of MERCHANTABILITY and FITNESS FOR A PARTICULAR PURPOSE. Except as set forth in Section 5.1, neither party makes any warranties or representations regarding the accuracy, adequacy or completeness of the Master Data Base or that the content or structure thereof will meet the requirements or needs of the other party. Except as expressly agreed between LexisNexis and Fidelity in writing, each party assumes sole responsibility for use of the Master Data Base by itself, its Affiliates and the agents, employees and customers of itself and its Affiliates. No oral or written information or advice given by either party or any of its employees or representatives shall create a warranty or in any way increase the scope of the warranties provided in this Section 20.

      21. INDEMNIFICATION.

            21.1 BY LEXISNEXIS. Subject to the terms and conditions of this
Section 21, LexisNexis agrees to defend, indemnify and hold harmless Fidelity and its officers, directors, employees, agents, advisers and representatives (collectively, the "Fidelity Indemnitees"), from and against, and pay or reimburse the Fidelity Indemnitees for, any and all claims, liabilities, obligations, losses, fines, expenses, costs, proceedings, deficiencies, judgments, penalties or damages (whether absolute, accrued, conditional or otherwise) arising from third party claims, including reasonable out-of-pocket expenses, consulting fees, court costs, expert witness fees and reasonable attorneys' fees and expenses incurred in the investigation or defense of any such third party claims (collectively, "Losses"), resulting from or arising out of: (i) any misrepresentation or breach of any warranty of LexisNexis made or contained in this Agreement or (ii) any failure of LexisNexis to perform any covenant or agreement made or contained in this Agreement or fulfill any obligation in respect thereof.

            21.2 BY FIDELITY. Subject to the terms and conditions of this
Section 21 Fidelity agrees to defend, indemnify and hold harmless LexisNexis and its officers, directors, employees, agents, advisers and representatives (collectively, the "LexisNexis Indemnitees"), from and against, and pay or reimburse the LexisNexis Indemnitees for, any and all Losses resulting from or arising out of (i) any misrepresentation or breach of warranty of Fidelity made or contained in this Agreement or (ii) any failure of Fidelity to perform any covenant or agreement made or contained in this Agreement or fulfill any other obligation in respect thereof.

            21.3 INDEMNIFICATION PROCEDURES. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") as soon as practicable after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any third party claim or any litigation with a third party resulting therefrom; provided, however, that (a) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be subject to the approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed), (b) the Indemnified Party may participate in such defense at such Indemnified Party's expense (which shall not be subject to reimbursement hereunder except as provided below), and (c) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually and materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a general release from any and all liability with respect to such claim or litigation. If the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party could reasonably be expected to affect adversely the Indemnified Party's tax liability or the ability of the Indemnified Party to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that could reasonably be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party; provided, however, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party does not accept the defense of any matter as above provided within thirty (30) days after receipt of the notice from the Indemnified Party described above, the Indemnified Party shall have the full right to defend against any such claim or demand at the sole cost of the Indemnifying Party and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall reasonably cooperate in the defense of any claim or litigation subject to this Section 21 and the records of each shall be reasonably available to the other with respect to such defense.

      22. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      The representations and warranties of the parties contained in this Agreement shall survive for the period of time equal to the applicable statute of limitations in respect of claims relating thereto.

      23. ARBITRATION.

            23.1 PARTIES' CONSENT TO ARBITRATION. In the event any dispute shall arise between the parties with respect to any provisions of this Agreement or the interpretation or performance thereof, and such is declared by written notice from one party to the other, the parties agree to negotiate in good faith toward the resolution of the dispute. Such negotiations shall be conducted by the company representatives designated under Section 15 above. If such dispute cannot be resolved within a period of thirty (30) days after such notice is given, the parties agree that except as provided in Section 18.3 of this Agreement, arbitration shall be the exclusive method for resolution of such dispute. Either party may submit such dispute to arbitration and the dispute shall be settled by binding arbitration heard by three (3) arbitrators, in accordance with the Commercial Arbitration Rules ("Rules") of the American Arbitration Association. The arbitrators shall be appointed in accordance with the Rules.

            23.2 POWERS. The arbitrators shall be bound by the terms and conditions of this Agreement and shall have no power, in rendering their award, to alter or depart from any express provision of this Agreement, and their failure to observe this limitation shall constitute grounds for vacating their award. Except as otherwise provided in this Agreement, the arbitrators shall apply the law specified in Section 25.9 below. Any award of the arbitrators shall be final and binding upon the parties and judgment may be entered in any court of competent jurisdiction. The award and judgment thereon shall include interest at the legal rate from the date the sum awarded to the prevailing party was originally due and payable, and attorneys' fees and other arbitration costs, including, without limitation, costs associated with expert witnesses. The parties may seek and obtain provisional remedies prior to or contemporaneously with arbitration.

      24. NO AGENCY CREATED.

      Fidelity and LexisNexis understand and agree that this Agreement does not make either of them an agent, partner, joint venturer or legal representative of the other for any purpose whatsoever and that the sole relationship between them is defined by the terms and conditions of this Agreement. Neither party is granted, by this Agreement or otherwise, any right or authority to assume or create any obligations or responsibility, express or implied, on behalf of or in the name of the other party, or to bind the other in any manner whatsoever.

      25. GENERAL PROVISIONS.

            25.1 FORCE MAJEURE. Neither party shall be liable to the other party for any loss or damage attributable to, and neither party shall be deemed to be in default hereunder as a result of any failure or delay in performance caused by force majeure. For purposes of this Agreement, the term "force majeure" shall include strike, lockout, earthquake, hurricane, flood, fire or other acts of God, nature, war, rebellion, civil disorders, laws, regulations, acts of civil or military authorities (including the denial or cancellation of any export or other necessary license), unavailability of materials, carriers or communications facilities, and any other causes beyond the reasonable control of the party whose performance is affected. The party affected by an event constituting "force majeure" shall use all reasonable efforts to minimize the consequences of the same.

            25.2 NOTICES. All notices or other communications required or permitted hereunder shall be in writing, shall be deemed given or delivered when received and shall be addressed as follows:

                    If to Fidelity, to:

                                Fidelity National Financial, Inc.
                                4050 Calle Real
                                Santa Barbara, California 93110
                                Attention: Mr. Eric Swenson
                                Facsimile: (805) 696-7499

                    If to LexisNexis, to:

                                LexisNexis, a division of Reed Elsevier, Inc. 9443 Springboro Pike
                                Miamisburg, Ohio 45342.
                                Attention: General Counsel
                                Facsimile: (937) 865-1211

      or to such other address as such party may indicate by a written notice delivered to the other party hereto.

            25.3 SUCCESSORS AND ASSIGNS.

                  25.3.1 Except as expressly set forth herein, the rights and obligations of the parties under this Agreement shall not be assignable by either party without the written consent of the other party.

                  25.3.2 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person or entity other than the parties and successors and assigns permitted by this Agreement any right, remedy or claim under or by reason of this Agreement.

            25.4 ENTIRE AGREEMENT; AMENDMENTS; FURTHER ASSURANCES. This Agreement and the Exhibits referred to herein and the documents delivered pursuant hereto, including, without limitation, the IDM Amendments, contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by each of the parties hereto. The parties each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate expeditiously or implement the transactions contemplated by this Agreement.

            25.5 INTERPRETATION. Headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

            25.6 WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of either party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of either party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

            25.7 PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

            25.8 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the parties.

            25.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware.

            25.10 CUMULATIVE REMEDIES. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

            25.11 ATTORNEYS' FEES. In the event of any litigation, arbitration or other dispute arising as a result of or by reason of this Agreement, the prevailing party in any such litigation, arbitration or other dispute shall be entitled to, in addition to any other damages assessed, its reasonable attorneys' fees, and all other costs and expenses incurred in connection with settling or resolving such dispute. The attorneys' fees which the prevailing party is entitled to recover shall include fees for prosecuting or defending any appeal and shall be awarded for any supplemental proceedings until the final judgment is satisfied in full. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit or arbitration on this Agreement shall be entitled to its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This attorneys' fees provision is separate and several and shall survive the merger of this Agreement into any judgment.

            25.12 EXPENSES. Fidelity and LexisNexis will each pay all costs and expenses incident to its negotiation, preparation, execution and delivery of this Agreement, including the fees, expenses and disbursements of its counsel and accountants;

            25.13 SURVIVAL. The provisions of Sections 9 (Exclusivity), 16 (Termination), 17.5 (Option to Terminate), 18 (Record Keeping, Inspection and Resolution of Payment Disputes), 19 (Confidentiality) and 21 (Indemnification), 22 (Survival of Representations), 23 (Arbitration), 24 (No Agency), 25.2 (Notices), 25.4 (Entire Agreement), 25.5 (Interpretation), 25.6 (Waivers), 25.7 (Partial Invalidity), 25.9 (Governing Law), 25.11 (Attorneys' Fees) and 25.13 (Survival) of this Agreement shall survive the expiration or termination of this Agreement for any reason whatsoever.

            25.14 SCOPE OF AGREEMENT. This Agreement relates only to the Master Data Base comprised of the Core Data Elements and such Additional Core Record Data Elements and Supplemental Core Record Data Elements as the parties may agree to add to the Master Data Base.

            25.15 OBLIGATION TO NEGOTIATE IN GOOD FAITH. Whenever this Agreement provides for the mutual agreement of the parties with respect to any matter, LexisNexis and Fidelity will negotiate diligently and in good faith to reach such mutual agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                            FIDELITY NATIONAL INFORMATION
                                            SOLUTIONS, INC.


                                            By
                                              ----------------------------------
                                            Its
                                               ---------------------------------


                                            LEXISNEXIS, A DIVISION OF
                                            REED ELSEVIER, INC.


                                            By
                                              ----------------------------------
                                            Its
                                               ---------------------------------

                                   EXHIBIT "A"

                                   DEFINITIONS

      "ACCOUNTANT" has the meaning specified in Section 18.3 of this Agreement.

      "ADDITIONAL CORE RECORD DATA ELEMENTS" means the data elements of the Additional Core Records which the parties mutually agree to fabricate and incorporate into the Master Data Base at the time such Additional Core Records are procured, which additional data elements shall be added to Exhibit B hereto promptly after the parties have reached such mutual agreement.

      "ADDITIONAL CORE RECORDS" means those real estate records as the parties may mutually agree from time to time to procure for fabrication and incorporation into the Master Data Base including, without limitation, satisfaction of deeds of trust or mortgages, reconveyances, assignments, declarations or abandonments of homestead, purchase and sale agreements, constructive notices and notices of default, memoranda of lease, covenants, conditions and restrictions, tax and supplemental tax information, judgments, liens, bankruptcies and other related documents.

      "ADDITIONAL EXPANSION COUNTIES" means the additional counties mutually identified by the parties from which the parties intend to collect Additional Core Records for inclusion in the Master Data Base, and which are not Existing Counties, In-Process Counties or Initial Expansion Counties.

      "AFFILIATE" means, with respect to either party, any other person or entity which directly or indirectly controls, or is controlled by or is under common control with such party.

      "AGREEMENT" has the meaning specified in the first paragraph of this Agreement.

      "ANTICIPATED OVERHEAD ADJUSTMENTS" means increases or decreases in (a) the Fidelity Overhead Expenses that are in direct proportion to any increase or decrease, respectively, of the amount of Bulk License activity, and (b) the LexisNexis Overhead Expenses that are in direct proportion to any increase or decrease, respectively, of the size and scope of the Master Data Base.

      "BROKERAGE AGREEMENT" means the Brokerage and Fulfillment Agreement dated as of January 1, 2000 between LexisNexis and IDM US.

      "BUDGET" has the meaning specified in Section 13.1 of this Agreement.



                               Exhibit A - Page 1

      "BULK LICENSE" means (i) the license of, or sale of services for, all, or any substantial subset of, the Core Data Elements in the form fabricated by IDM Manila (or by a successor to IDM Manila as appointed under this Agreement) for inclusion in the Master Data Base or in a form which is substantially similar to the form fabricated by IDM Manila or its successor, either in one transaction or a series of transactions intended to accomplish such license or sale, or (ii) the license or sale of services of the type made by LexisNexis pursuant to the Brokerage Agreement prior to the Effective Date. For purposes of clarity and by way of example but not limitation, Bulk Licenses shall not include (i) use of the Master Data Base for "batch processing services" wherein a party performs searches at a customer's request and provides the search results, statistics or elements to the customer, typically in electronic format and often in large volume, (ii) search and retrieval services performed by a party, or (iii) the license or sale of Core Data Elements which have been materially altered or enhanced including, without limitation, the Smart Homebuy.com and SiteX Data products.

      "COMBINED OVERHEAD EXPENSES" means the LexisNexis Overhead Expenses and the Fidelity Overhead Expenses.

      "COMPANY REPRESENTATIVE" has the meaning specified in Section 15 of this Agreement.

      "CONFIDENTIAL INFORMATION" has the meaning specified in Section 19.1 of this Agreement.

      "CORE DATA ELEMENTS" means the Existing Core Record Data Elements, the Additional Core Record Data Elements and the Supplemental Core Record Data Elements.

      "CORE RECORDS" means the Existing Core Records and the Additional Core Records.

      "DATA CONVERSION AGREEMENT" means the certain Master Agreement for Data Conversion Services dated February 2, 1993 between Mead Data Central, Inc. and IDM Manila and related Statement of Work with IDM Manila.

      "DATA LICENSE AGREEMENT" means the Data License Agreement dated December 22, 1998 between LexisNexis and IDM US.

      "DERIVATIVE PRODUCTS" means any and all products, other than Bulk Licenses, developed by LexisNexis or Fidelity in whole or in part from the Core Data Elements in their raw form, including all of the developing party's existing products.


                               Exhibit A - Page 2

      "EFFECTIVE DATE" has the meaning specified in the first paragraph of this Agreement.

      "EQUITY CONTRIBUTION" has the meaning specified in Section 3 of this Agreement.

      "EXISTING CORE RECORD DATA ELEMENTS" means the data elements of the Existing Core Records identified in Exhibit B hereto that have been fabricated and incorporated into the national real estate data base developed by LexisNexis prior to the Effective Date.

      "EXISTING CORE RECORDS" means the recorded deeds, deeds of trust, mortgages and tax assessor records identified in Exhibit B hereto.

      "EXISTING COUNTY" means those counties for which LexisNexis has procured the Existing Core Records from public and other third party sources, as set forth in Exhibit B hereto.

      "EXISTING CUSTOMERS" means the entities that have entered into Bulk License agreements on or before the Effective Date, as identified in Exhibit I hereto, or renewals thereof, whether made before or after the Effective Date.

      "EXPANSION COUNTY" means the Initial Expansion Counties and the Additional Expansion Counties.

      "FABRICATION COSTS" means the costs incurred by a party to fabricate Core Data Elements for inclusion in the Master Data Base. As of the Effective Date, such fabrication is performed by IDM Manila under the Data Conversion Agreement and the Programming and Support Agreement.

      "FIDELITY" has the meaning specified in the first paragraph of this Agreement.

      "FIDELITY CORE APPLICATIONS" has the meaning specified in Section 9 of this Agreement.

      "FIDELITY CORE USERS/MARKETS" has the meaning specified in Section 9 of this Agreement.

      "FIDELITY INDEMNITEES" has the meaning specified in Section 21.1 of this Agreement.

      "FIDELITY OVERHEAD EXPENSES" means the operational overhead expenses incurred in connection with the Bulk License marketing and service functions conducted by IDM US. The Fidelity Overhead Expenses as of the Effective Date,


                               Exhibit A - Page 3
together with the estimated 2001 budgeted amounts for the Fidelity Overhead Expenses, are set forth in Exhibit G hereto.

      "FIDELITY SOURCES" has the meaning specified in Section 11.1 of this Agreement.

      "IDM AMENDMENTS" has the meaning specified in Section 4 of this Agreement.

      "IDM MANILA" means International Data Management, Inc., a Philippines corporation.

      "IDM US" means International Data Management, Inc., a California corporation and wholly-owned subsidiary of Fidelity.

      "INDEMNIFIED PARTY" has the meaning specified in Section 21.3 of this Agreement.

      "INDEMNIFYING PARTY" has the meaning specified in Section 21.3 of this Agreement.

      "INITIAL EXPANSION COUNTIES" means those additional counties which are scheduled for inclusion in the Master Data Base which are neither Existing Counties nor In-Process Counties, as identified in Exhibit D to this Agreement.

      "INITIAL TERM" has the meaning specified in Section 16.1 of this Agreement.

      "IN-PROCESS COUNTIES" means the counties for which LexisNexis is, as of the Effective Date, procuring Core Records from LexisNexis Sources and/or fabricating the Core Data Elements with IDM Manila, as identified in Exhibit J to this Agreement.

      "LEXISNEXIS" has the meaning specified in the first paragraph of this Agreement.

      "LEXISNEXIS CORE APPLICATIONS" has the meaning specified in Section 9 of this Agreement.

      "LEXISNEXIS CORE USERS/MARKETS" has the meaning specified in Section 9 of this Agreement.

      "LEXISNEXIS INDEMNITEES" has the meaning specified in Section 21.1 of this Agreement.

      "LEXISNEXIS OVERHEAD EXPENSES" means the operational overhead expenses (net of Procurement Costs and Fabrication Costs) carried by LexisNexis to


                               Exhibit A - Page 4
operate that portion of LexisNexis' business that is mutually beneficial and necessary in storing, maintaining, updating and expanding the Master Data Base. The LexisNexis Overhead Expenses as of the Effective Date, together with the estimated 2001 budgeted amounts for the LexisNexis Overhead Expenses, are set forth in Exhibit F hereto.

      "LEXISNEXIS SOURCES" has the meaning specified in Section 5.1.of this Agreement.

      "LOSSES" has the meaning specified in Section 21.1 of this Agreement.

      "MASTER DATA BASE" has the meaning specified in Section 2 of this Agreement.

      "NEW CUSTOMERS" means entities that execute Bulk License agreements or renewals thereof after the Effective Date and does not include entities that execute renewals of Bulk License agreements prior to the Effective Date.

      "NON-CORE DATA ELEMENTS" means elements from Non-Core Records or additional data elements from Core Records other than Core Data Elements.

      "NON-CORE RECORDS" means real estate records other than Core Records.

      "NON-OFFERING PARTY" has the meaning specified in Section 17.2 of this Agreement.

      "OFFERING PARTY" has the meaning specified in Section 17.2 of this Agreement.

      "PAYING PARTY" has the meaning specified in Section 13.2 of this Agreement.

      "PERMITTED TRANSFER" has the meaning specified in Section 17.1 of this Agreement.

      "PROCUREMENT COSTS" means the costs incurred by a party to procure Core Records from public, third party or inter-company sources to make Updates.

      "PROGRAMMING AND SUPPORT AGREEMENT" means the Programming and Support Agreement dated as of July 1, 1995 between LexisNexis and IDM Manila.

      "REVENUES" means all amounts received by LexisNexis or Fidelity, as the case may be, from customers under Bulk License agreements. Revenues do not include credits or allowances or withholding, sales, use, service, ad valorem, excise, personal property or other taxes or charges which may be levied, assessed or imposed on the use of information under any applicable tax laws of any jurisdiction.


                               Exhibit A - Page 5

      "RULES" has the meaning specified in Section 22.1 of this Agreement.

      "STRATEGIC ALLIANCE" has the meaning specified in Section 2 of this Agreement.

      "SUPPLEMENTAL CORE RECORD DATA ELEMENTS" means such other data elements (other than Existing Core Record Data Elements and Additional Core Record Data Elements) of both Existing Core Records and Additional Core Records as the parties may mutually agree to fabricate and incorporate into the Master Data Base from time to time, which supplemental data elements shall be added to Exhibit B hereto promptly after the parties have reached such mutual agreement.

      "UPDATE" means the procurement of updated Core Records and the fabrication of the Core Data Elements for inclusion in the Master Data Base.

      "VESTING DATE" means the date on which Fidelity pays the Equity Contribution in full.















                               Exhibit A - Page 6

                               Exhibit J - Page 1